UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      The Securities Exchange Act of 1934

Check the appropriate box:

[X]      Preliminary Information Statement

[_]      Confidential,  for Use of the  Commission  Only (as  permitted  by Rule
         14c-5(d)(2)

[_]      Definitive Information Statement


                            BASIC EMPIRE CORPORATION
                            ------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[_]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                            BASIC EMPIRE CORPORATION
                         Room 511, 5/F., Wing On Plaza,
                          62 Mody Road, Tsim Sha Tsui,
                               Kowloon, Hong Kong

                              INFORMATION STATEMENT
                                 March __, 2005



The Board of Directors believes that it is advisable and in the best interests of the Company to amend and restate the Company's Certificate of Incorporation in order to:

         (1) change the name of the Company to China Agritech, Inc. in order to reflect its new business of manufacturing and marketing liquid fertilizer products;
         (2) allow the Board of Directors to set the number of directors in accordance with the Company's bylaws;
         (3)      amend and restate the Certificate of Incorporation; and
         (4) effect a forward stock split whereby each share of issued and outstanding common stock is converted into 1.14 shares of the Company's common stock.

This information statement is being first sent to stockholders on or about March __, 2005. The Company anticipates that the amendment will become effective on or about March __, 2005, twenty (20) days after mailing.


                        We Are Not Asking You For A Proxy
                                       and
                    You Are Requested Not To Send Us A Proxy














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

This information statement is being mailed or otherwise furnished to stockholders of BASIC EMPIRE COPRORATION, a Delaware corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve the following amendments to the Company's Certificate of Incorporation (the "Amendments"):

         (1) change the name of the Company to China Agritech, Inc. in order to reflect its new business of manufacturing and marketing liquid fertilizer products;
         (2) allow the Board of Directors to set the number of directors in accordance with the Company's bylaws;
         (3)      amend and restate the Certificate of Incorporation; and
         (4) effect a forward stock split whereby each share of issued and outstanding common stock is converted into 1.14 shares of the Company's common stock.


The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 2, 2005 (the "Record Date"). This Information Statement will be first mailed on or about March __, 2005 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 12,374,803 shares of the Company's common stock. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

An amendment to the Certificate of Incorporation requires a majority of the votes cast either at the annual meeting or by written consent. Stockholders owning approximately 77.14% of the outstanding voting securities of the Company voted for the Amendments. Accordingly, the Company is not soliciting your vote and you are requested not to send a proxy.


















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

NAME CHANGE OF THE COMPANY

The Board of Directors has determined that it would be in the best interests of the Company to change the name of the Company from BASIC EMPIRE CORPORATION to China Agritech, Inc. to reflect its current business of manufacturing and marketing a series of compound liquid fertilizer products, including a series of liquid organic fertilizers and crop-specific fertilizers currently sold in the People's Republic of China.

On February 3, 2005, the Company completed a reorganization (the "Reorganization") whereby it issued stock to the stockholders of China Tailong Holdings Company Ltd., a corporation organized under the laws of Hong Kong Special Administrative Region of People's Republic of China ("Tailong Holdings") and acquired the Tailong Holdings business. Pursuant to the Reorganization, the Company desires to change its name to reflect the change in business purpose to manufacturing and marketing liquid fertilizer products.

AMENDED  AND  RESTATED  CERTIFICATE  OF  INCORPORATION;   AUTHORIZED  NUMBER  OF
DIRECTORS

The Board of Directors has determined that that it would be in the best interests of the Company to amend and restate the Company's Certificate of Incorporation, to among other things, delete the requirements of having one director. The Board of Directors believes that, as a result of the Reorganization, the Company should be able to add additional directors to the Board of Directors to assist in governing the affairs of the Company.

FORWARD STOCK SPLIT

The Board of Directors has determined that it would be in the best interests of the Company to effect a forward stock split whereby each share of the Company's issued and outstanding common stock is converted into 1.14 shares of the Company's issued and outstanding common stock. The Board of Directors believes that the forward split will adjust the capitalization to an optimal level given the current financial condition of the Company. The number of authorized shares of the Company remains unchanged.

CERTAIN QUESTIONS AND ANSWERS

Q:       What am I being asked to approve?
A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Holders of voting control of a majority of the issued and outstanding common stock have voted in favor of amending the Company's Certificate of Incorporation to:
         (1) change the name of the Company to China Agritech, Inc. in order to reflect its new business of manufacturing and marketing liquid fertilizer products;
         (2) allow the Board of Directors to set the number of directors in accordance with the Company's bylaws;
         (3)      amend and restate the Certificate of Incorporation; and
         (4) effect a forward stock split whereby each share of issued and outstanding common stock is converted into 1.14 shares of the Company's common stock.

Q:       Why is the Company filing this Information Statement?

A: The Company is filing this Information Statement to inform you that the holders of voting control of a majority of the issued and outstanding common stock of the Company have amended the Company's Certificate of Incorporation to:

         (1) change the name of the Company to China Agritech, Inc. in order to reflect its new business of manufacturing and marketing liquid fertilizer products;
         (2)      allow the Board of Directors to set the number of directors;



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

         (3)      amend and restate the Certificate of Incorporation; and
         (4) effect a forward stock split whereby each share of issued and outstanding common stock is converted into 1.14 shares of the Company's common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Company has fixed the close of business on March 2, 2005 as the Record Date for the determination of the common stockholders entitled to notice of the actions by written consent.

         At the Record Date, the Company had issued and outstanding 12,374,803 shares of common stock. The consenting stockholders held, as of the Record Date, voting control over 77.14% of the issued and outstanding shares of common stock. This consent is therefore sufficient, without any further action, to provide the necessary stockholder approval for the name change, increasing the authorized number of directors, effect a forward stock split and amend and restate the Certificate of Incorporation.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
                           RELATED STOCKHOLDER MATTERS

         The following table sets forth information about the beneficial ownership of the Company's common stock, as of the Record Date, by (i) each person or group of affiliated persons who management knows beneficially owned five percent or more of the Company's common stock; (ii) each of the Company's Directors; and (iii) all Directors and executive officers as a group.

         Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each stockholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange
Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at the Record Date was 12,374,803.

  NAME AND ADDRESS OF             Shares Beneficially           % of Class Owned
  BENEFICIAL OWNER (1)                  Owned
Chang Yu (2)                          9,545,544                        77.1%
President and Director
Teng Xiao Yong                         530,308                          4.3%
Vice-President
Wong Tak Shing Eddie                   530,308                          4.3%
Vice President
China Tailong Group Ltd.              8,484,926                        68.6%
Peng Lijun                                0
Chief Financial Officer
Tsoi Tik Man (3)                          0
Vice President
Halter Financial Group, Inc. (4)       714,285                          5.8%
Timothy P. Halter                      803,570                          6.5%
Officers and Directors as a group
(five persons)                       10,606,160                        85.7%



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

         (1) Unless otherwise stated, the address of all persons in the table is c/o China Agritech, Inc., Room 511, 5/F., Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong.
         (2) Includes 1,060,618 shares of common stock held by Chang Yu as an individual and 8,484,926 shares of common stock held by China Tailong Group Limited in which Chang Yu owns 65%.
         (3) Tsoi Tik Man holds no shares of common stock as an individual; however, Mr. Tsoi does own 30% of Group Limited.
         (4) Includes 714,285 shares of common stock owned by Halter Financial Group, Inc., and 89,285 shares of common stock owned by Timothy P. Halter as the owner of Halter Financial Group, Inc.


                           VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if stockholders owning at least a majority of the voting power sign the consent. Stockholders of the Company owning a majority in excess of 77.14% of the voting power of the Company's issued and outstanding common stock, have executed and approved (i) the name change, (ii) to allow the Board of Directors to set the number of directors in accordance with the Company's bylaws, (iii) the forward stock split and (iv) amending and restating the Certificate of Incorporation(See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to approve these amendments to the Certificate of Incorporation of the Company.


The securities that would have been entitled to vote if a meeting was required to be held to effect the change to the Board of Directors consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on March 2, 2005, which was 12,374,803.











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

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 may be obtained by written request to: China Agritech, Inc. Room 511, 5/F., Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong,
Attention: Corporate Secretary.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Each of the directors, executive officers, and nominee for election as a director, has a personal interest, directly or indirectly, by security holdings or otherwise, in the proposed change in the members of the Board of Directors, which is not shared by all other stockholders.


                             ADDITIONAL INFORMATION
                             ----------------------

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                                     Dated: March __, 2005
                                                     By Basic Empire Corporation

                                                      /s/ Chang Yu
                                                     ---------------------------
                                                     Chang Yu, President

                                    EXHIBIT A


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                           OF BASIC EMPIRE CORPORATION


         Basic Empire Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         A. The name of the corporation is Basic Empire Corporation. The corporation was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 10, 2004.

         B. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Company Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

         C. Pursuant to Sections 242 and 245 of the General Company Law of the State of Delaware, and with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with
Section 228 thereof, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         D. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

         The name of the corporation is China Agritech, Inc. (the "Company").

                                   ARTICLE II

         The address of the Company's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Company Law of the State of Delaware.

                                   ARTICLE IV

         The Company is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock," respectively. The total number of shares that the Company is authorized to issue is 110,000,000 shares, $0.001 par value. The number of shares of Common Stock that the Company is authorized to issue is 100,000,000 shares, and the number of shares of Preferred Stock that the Company is authorized to issue is 10,000,000 shares. The Board of Directors of the Corporation is hereby authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such powers, designations, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware. Effective upon filing of this Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock shall be forward split into one and fourteen one hundredths (1.14) shares of Common Stock

                                   ARTICLE V

         The Company is to have perpetual existence.

                                   ARTICLE VI

         Elections of the Board of Directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Company shall so provide.

                                  ARTICLE VII

         The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                  ARTICLE VIII

         1. To the fullest extent permitted by the General Company Law of the State of Delaware, as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         2. The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company.

         3. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Company's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

         IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be signed by Chang Yu, its President, effective as of March 2, 2005.

                                                        BASIC EMPIRE CORPORATION


                                                        By: /s/ Chang Yu
                                                           ---------------------
                                                           Chang Yu, President